Exhibit 99.7

Financial Services S.a.r.l. and Subsidiary

Condensed Consolidated Financial Statements
June 30, 2004

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30,
(in thousands of dollars)
(Unaudited)

	2004	2003

Revenues and other income:
Royalty income from affiliates	$12,766	$10,975
Interest income from affiliates	6,926	11,394

Total revenues and other income	19,692	22,369

Costs and expenses:
Interest expense to affiliates	14,556	19,970
Other deductions	540	356

Total costs and expenses	15,096	20,326

Earnings before income taxes	4,596	2,043
Provision for income taxes	295	519

Net earnings	$4,301	$1,524

See notes to condensed consolidated financial statements.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands of dollars, except per share amount)
(Unaudited)

	June 30, 2004	December 31, 2003

ASSETS
Current Assets:
Cash and cash equivalents	$359	$462
Accounts receivable from affiliates	5,530	389
Interest receivable from affiliates, net	9,172	2,491
Prepaid expenses	49	49

Total current assets	15,110	3,391
Notes receivable from affiliates	200,000	200,000
Deferred income taxes	6,922	7,029

TOTAL ASSETS	$222,032	$210,420

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable to affiliates	$584	$1,105
Acccrued interest payable to affiliates	11,194	3,447
Accrued expenses	53	111
Income taxes payable	1,193	1,050
Note payable to affiliate	169,403	169,403

Total current liabilities	182,427	175,116
Long-term notes payable to affiliates	200,000	200,000
Commitments and contingencies

TOTAL LIABILITIES	382,427	375,116

Shareholders’ Deficit:
Capital shares $30.00 stated value; 250,500 shares authorized, issued and outstanding	7,515	7,515
Accumulated deficit	(167,910)	(172,211)

TOTAL SHAREHOLDERS’ DEFICIT	(160,395)	(164,696)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$222,032	$210,420

See notes to condensed consolidated financial statements.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Six Months Ended June 30,
(in thousands of dollars)
(Unaudited)

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net cash (used)/provided by operating activities	$(103)	$1,002

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(103)	1,002
Cash and cash equivalents at beginning of period	462	715

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$359	$1,717

See notes to condensed consolidated financial statements.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
CONDENDED CONSOLIDATED STATEMENT OF CHANGES IN
SHAREHOLDERS’ DEFICIT
(in thousands of dollars)
(Unaudited)

	Capital	Accumulated
	Shares	Deficit (1)	Total

Balance — December 31, 2003	$7,515	$(172,211)	$(164,696)
Earnings for the period	—	4,301	4,301

Balance — June 30, 2004	$7,515	$(167,910)	$(160,395)

(1)	Accumulated deficit reflects the excess of fair value over recorded amount of intangible assets acquired from affiliated company of $190,000, net of tax benefit of $5,700 and capitalization of note receivable of $50.

See notes to consolidated financial statements.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

1.	Nature of Operations and Relationship to Foster Wheeler Ltd. and Subsidiaries

Financial Services S.a.r.l. (the “Company”) was organized under the laws of Luxembourg and is a subsidiary of Foster Wheeler LLC (“FWLLC”) (99.2%) and Perryville Services Company Ltd. (“Perryville”) (.8%). FWLLC and Perryville are indirectly wholly owned subsidiaries of Foster Wheeler Ltd. The principal operation of the Company is to provide financing to Foster Wheeler affiliates around the world. In addition, FW Hungary Licensing Limited Liability Company (“FW Hungary”), a wholly owned subsidiary of the Company, provides the management, developing and licensing of the beneficial rights of Foster Wheeler Ltd.’s intellectual property. FW Hungary currently licenses such rights to various Foster Wheeler affiliates outside of the United States.

The Company’s only transactions and relationships are with its Parent and other affiliated companies as discussed in Notes 2, 3, 5, and 7. Currently, the Company holds notes receivable from various United States affiliates. Accordingly, the financial position, results of operations, and cash flows of the Company could differ significantly from those that would have resulted had the Company been an independent entity.

The Company’s functional currency is the U.S. dollar.

2.	Liquidity and Going Concern

The accompanying condensed consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is largely dependent on Foster Wheeler Ltd.’s ability to continue as a going concern. Foster Wheeler Ltd. and the Company may not, however, be able to continue as a going concern. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, Foster Wheeler Ltd.’s and the Company’s ability to continue to operate profitably, to generate cash flows from operations, asset sales and collections of receivables to fund its obligations, including those resulting from asbestos related liabilities, as well as Foster Wheeler Ltd. maintaining credit facilities and bonding capacity adequate to conduct it s business. Despite reporting earnings for the six months ended June 25, 2004, Foster Wheeler Ltd. incurred significant operating losses in each of the years in the three-year period ended December 26, 2003 and has a shareholder’s deficit of $856,600 as of June 25, 2004. Foster Wheeler Ltd. has substantial debt obligations including its Senior Credit Facility and, during 2002, it was unable to comply with certain debt covenants under the previous revolving credit agreement. As described in more detail below, Foster Wheeler Ltd. received waivers of covenant violations and ultimately negotiated new credit facilities in August 2002. In November 2002, the new Senior Credit Facility was amended to provide for the exclusion of up to $180,000 of gross pretax charges recorded in the third quarter of 2002 and up to an additional $63,000 in pretax charges related to specific contingencies through December 2003, if incurred, for covenant calculation purposes. In March 2003, the Senior Credit Facility was again amended to provide further covenant relief by modifying certain definitions of financial measures utilized in the calculation of the financial covenants. The credit facilities were also amended in July 2003 to provide waivers of the applicable sections of the Senior Credit Facility to permit the exchange offers described elsewhere in this report, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. There is no assurance that Foster Wheeler Ltd. will be able to comply with the terms of the Senior Credit Facility, as amended, and other debt agreements during 2004.

Management’s current forecast indicates that Foster Wheeler Ltd. will be in compliance with the financial covenants contained in its Senior Credit Facility through the facility’s maturity in April 2005. In connection with the proposed exchange offer of Foster Wheeler Ltd. discussed below, Foster Wheeler Ltd. intends to seek a new multi-year revolving credit agreement and letter of credit facility. If the Foster Wheeler Ltd. equity for debt exchange offer is not completed, it would be obligated, in April 2005, to repay the $115,900 of term loans and revolving credit borrowings and to replace the letters of credit of $73,100 outstanding under the Senior Credit Facility as of June 25, 2004. Therefore, Foster Wheeler Ltd. needs to successfully complete the equity for debt exchange offer and to finalize the new revolving credit agreement discussed above, or to repay, refinance, or replace the Senior Credit Facility at or prior to its maturity. However, there can be no assurance that the actual financial results will match the forecasts, that Foster Wheeler Ltd. will be able to comply with the covenants, that the equity for debt exchange offer and new revolving credit facility will be completed, or that it will be able to repay, refinance, or replace the Senior Credit Facility at or prior to its maturity.

One of Foster Wheeler Ltd.’s foreign subsidiaries is a party to two Euro-denominated performance bond facilities with financial institutions that contain covenants. The covenants include (i) a limitation on the amount of dividends to 75% of the subsidiary’s annual earnings and (ii) a requirement that the payment of dividends and certain restricted payments be subject to the subsidiary having minimum equity ratios, calculated as equity divided by total assets each as defined in the facilities. In addition, the facilities require the subsidiary to maintain a minimum equity ratio. The covenants are tested quarterly.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

One of the performance bond facilities is dedicated to a specific project and, as of June 25, 2004, had performance bonds outstanding equivalent to approximately $40,000 (none of which has been drawn). The second facility is a general performance bond facility and, as of June 25, 2004, had performance bonds outstanding in favor of several clients equivalent to approximately $12,000 (none of which has been drawn).

As a result of operating losses at the foreign subsidiary during the second quarter of 2004, the equity of Foster Wheeler Ltd.’s subsidiary fell below the minimum equity ratios, breaching the covenants contained in the performance bond facilities. On August 6, 2004 and August 9, 2004 Foster Wheeler Ltd.’s foreign subsidiary obtained waivers from the financial institutions providing the performance bond facilities. The waiver for the project specific performance bond facility requires that the foreign subsidiary make no dividends or other restricted payments, including inter-company loans, debt service on existing inter-company loans, royalties, and management fees, for as long as the foreign subsidiary’s equity remains below the minimum amounts and the performance bonds are outstanding. The waiver for the general performance bond facility is effective through October 31, 2004. After October 31, 2004, Foster Wheeler Ltd.’s subsidiary will be required to be in compliance with the required minimum equity ratio or obtain a further waiver. Foster Wheeler Ltd. plans to negotiate to obtain a further waiver or amendment prior to October 31, 2004. In the event that Foster Wheeler Ltd. is unable to obtain a further waiver or amendment, it will pursue a replacement for this bonding facility. In addition, the subsidiary has sufficient cash on hand to collateralize the obligations supported by the performance bonds in the event it is unable to obtain a waiver or an alternative bonding facility. Therefore, Foster Wheeler Ltd.’s management believes this matter will not have an adverse impact on its forecasted liquidity.

The foreign subsidiary’s inability to pay dividends and restricted payments because of its failure to remain in compliance with the minimum equity ratio covenants is reflected in Foster Wheeler Ltd.’s liquidity forecasts.

Foster Wheeler Ltd.’s U.S. operations, which include the corporate functions, are cash flow negative and are expected to continue to incur negative cash flow due to a number of factors including costs related to Foster Wheeler Ltd.’s indebtedness, obligations to fund U.S. pension plans, and other expenses related to corporate functions and other corporate overhead.

Management closely monitors liquidity and updates its U.S. liquidity forecasts weekly. These forecasts cover, among other analyses, existing cash balances, cash flows from operations, cash repatriations and loans from non-U.S. subsidiaries, asset sales, collections of receivables and claims recoveries, working capital needs and unused credit line availability. Foster Wheeler Ltd.’s current cash flow forecasts indicate that sufficient cash will be available to fund Foster Wheeler Ltd.’s U.S. and foreign working capital needs through June 2005, provided Foster Wheeler Ltd. successfully completes the equity for debt exchange offer and the new revolving credit agreement. However, there can be no assurance that sufficient cash will be available throughout this period.

As of June 25, 2004, Foster Wheeler Ltd. had aggregate indebtedness of $1,017,000, including $860,000 of corporate debt. To the extent that debt service payments on corporate debt cannot be funded from U.S. operations or from additional financing, such debt service payments on the corporate debt must be funded primarily with distributions from its foreign subsidiaries. As of June 25, 2004, Foster Wheeler Ltd. had cash and cash equivalents, short-term investments, and restricted cash totaling $404,700, compared to $430,200 as of December 26, 2003. Of the $404,700 total at June 25, 2004, $327,200 was held by foreign subsidiaries. Foster Wheeler Ltd. is sometimes required to cash collateralize bonding or certain bank facilities. The amount of restricted cash at June 25, 2004 was $57,500, of which $53,100 related to the non-U.S. operations.

Foster Wheeler Ltd. requires cash distributions from its non-U.S. subsidiaries in the normal course of its operations to meet its U.S. operations’ minimum working capital needs. Foster Wheeler Ltd.’s current 2004 forecast assumes cash repatriation from its non-U.S. subsidiaries of approximately $76,000 from royalties, management fees, intercompany loans, debt service on intercompany loans, and dividends. In the first six months of 2004 and the full year of 2003, Foster Wheeler Ltd. repatriated approximately $43,000 and $100,000, respectively, from its non-U.S. subsidiaries.

There can be no assurance that the forecasted foreign cash repatriation will occur, as there are significant contractual and statutory restrictions on Foster Wheeler Ltd.’s ability to repatriate funds from its non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities, and for other general corporate purposes. Such amounts exceed, and are not directly comparable to, the foreign component of restricted cash previously noted. In addition, certain of Foster Wheeler Ltd.’s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. Distributions in excess of these specified amounts would violate the terms of the agreements or applicable law, which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, Foster Wheeler Ltd. may not be able to repatriate and utilize funds held by its non-U.S. subsidiaries in sufficient amounts to fund its U.S. working capital requirements, to repay debt, or to satisfy other obligations of its U.S. operations, which could limit Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Commercial operations under a domestic contract retained by Foster Wheeler Ltd. in connection with the sales of assets of the Foster Wheeler Environmental Corporation (“Environmental”) commenced in January 2004. The plant processes low-level nuclear waste for the U.S. Department of Energy (“DOE”). Foster Wheeler Ltd. funded the plant’s construction costs and operates the facility. The majority of Foster Wheeler Ltd.’s invested capital was recovered during the early stages of processing the waste materials. This project successfully processed sufficient quantities of material during the first three months of 2004 to recover the capital recovery originally forecasted to be received during the first nine months of 2004. At June 25, 2004, the project generated a year to date net cash flow of approximately $49,000. The net cash flow forecasted for 2004 from this project is now approximately $50,000.

On February 26, 2004, the California Public Utilities Commission approved certain changes to Pacific Gas and Electric Company’s rates. As relevant to Foster Wheeler Ltd.’s subsidiary’s Martinez Project, the E-20T rate has been decreased by approximately 15% retroactive to January 1, 2004, having a negative effect on the subsidiary’s 2004 cash flow and earnings. This rate change has been reflected in Foster Wheeler Ltd.’s liquidity forecast.

On June 11, 2004, Foster Wheeler Ltd. launched its offer to exchange equity for all of the existing $175,000 trust preferred securities, $210,000 Convertible Subordinated Notes (“Convertible Notes”) and $114,100 Subordinated Robbins Exit Funding Obligations (“Robbins Bonds”), and to exchange equity and debt for all of the existing $200,000 Senior Notes (the “Senior Notes”). Foster Wheeler Ltd. eventually concluded that certain of the holders would not participate in the exchange offer unless they were offered a greater portion of the voting equity of Foster Wheeler Ltd. Accordingly, Foster Wheeler Ltd. and certain of its subsidiaries revised the terms of the exchange offer and filed post-effective amendments to the registration statement on July 8, 2004, July 9, 2004 and July 23, 2004. On July 30, 2004, the Securities and Exchange Commission (“SEC”) declared Foster Wheeler Ltd.’s registration statement effective. Foster Wheeler Ltd. is distributing revised offering materials and expects to complete the exchange offer during the third quarter of 2004. Foster Wheeler Ltd. entered into a lock-up agreement in connection with the exchange offer. Foster Wheeler Ltd. has the right to terminate the lock-up agreement if its board of directors determines that doing so is required by their fiduciary duty to Foster Wheeler Ltd., provided that it pays a termination fee of the lesser of (1) 2.5% of the principal amount of securities subject to the lock-up or (2) $10,000, which fee has not been included in the Foster Wheeler Ltd.’s liquidity forecast.

On February 5, 2004, Foster Wheeler Ltd. announced, in support of its restructuring activities, that a number of institutional investors committed to provide $120,000 of new financing due 2011 in a private transaction with Foster Wheeler Ltd. to replace amounts outstanding under the term loan and the revolving credit facility portions of its Senior Credit Facility. This commitment is contingent upon the completion of the proposed exchange offer. Foster Wheeler Ltd. discontinued its previously announced plans to divest one of its European operating units.

The total amount of debt and trust preferred securities subject to the Foster Wheeler Ltd. proposed exchange offer is approximately $700,000. Interest expense incurred on this debt in 2003 totaled approximately $55,000. Foster Wheeler Ltd. anticipates that both total debt and related interest expense would be significantly reduced upon completion of the debt exchange offer. There can be no assurance that Foster Wheeler Ltd. will complete the proposed exchange offer. The failure by Foster Wheeler Ltd. to achieve its cash flow forecast or to complete the exchange offer on acceptable terms would have a material adverse effect on Foster Wheeler Ltd.’s and the Company’s financial condition. These matters raise substantial doubt about Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern.

In August 2002, Foster Wheeler Ltd. finalized a Senior Credit Facility with its lender group. This facility included a $71,000 term loan, a $69,000 revolving credit facility, and a $149,900 letter of credit facility, which expires on April 30, 2005. The Senior Credit Facility is secured by the assets of its domestic subsidiaries, the stock of its domestic subsidiaries, and, in connection with Amendment No. 3 discussed below, 100% of the stock of its first-tier foreign subsidiaries. The Senior Credit Facility has no scheduled repayments prior to maturity on April 30, 2005. The agreement requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. Foster Wheeler Ltd. retained the first $77,000 of such amounts and also retains a 50% share of the balance. With the sale of the Environmental net assets on March 7, 2003, and an interest in a corporate office building on March 31, 2003, the $77,000 threshold was exceeded. Accordingly, principal prepayments of $12,300 and $11,800 were made on the term loan in the first six months of 2004 and during the full year of 2003, respectively, as a result of asset sales during those periods.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

The financial covenants in the Senior Credit Facility include a maximum senior leverage ratio and a minimum earnings before interest expense, taxes, depreciation and amortization (“EBITDA”). Compliance with these covenants is measured quarterly. The EBITDA covenant requires the actual average rolling four quarter EBITDA, as defined in the Senior Credit Facility, to meet minimum EBITDA targets. The senior leverage covenant compares actual average rolling EBITDA, as defined in the Senior Credit Facility, to actual total senior debt. The resultant multiple of debt to EBITDA must be less than maximum amounts specified in the Senior Credit Facility. Management’s current forecast indicates that Foster Wheeler Ltd. will be in compliance with these covenants until the maturity of the Senior Credit Facility in April 2005.

Amendment No. 1 to the Senior Credit Facility, obtained on November 8, 2002, provides for the exclusion of up to $180,000 of gross pretax charges recorded by Foster Wheeler Ltd. in the third quarter of 2002 for covenant calculation purposes. The amendment further provides that up to an additional $63,000 in pretax charges related to specific contingencies may be excluded from the covenant calculation through December 31, 2003, if incurred. As of December 26, 2003, $31,000 of the contingency risks was favorably resolved, and additional project reserves were established for $32,000 leaving a contingency balance of $0.

Amendment No. 2 to the Senior Credit Facility, entered into on March 24, 2003, modifies (i) certain definitions of financial measures utilized in the calculation of the financial covenants and (ii) the Minimum EBITDA and Senior Debt Ratio, as specified in section 6.01 of the Credit Agreement. In connection with this amendment of the Credit Agreement, Foster Wheeler Ltd. made a prepayment of principal in the aggregate amount of $10,000 in March 2003.

Amendment No. 3 to the Senior Credit Facility, entered into on July 14, 2003, modified certain affirmative and negative covenants to permit the exchange offer described elsewhere in this report, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. The terms of the amendment called for Foster Wheeler Ltd. to pay a fee equal to 5% of the lenders’ credit exposure since it had not made a required prepayment of principal under the Senior Credit Facility of $100,000 on or before March 31, 2004. Foster Wheeler Ltd. paid the required fee of $13,600 on March 31, 2004. The annual interest rate on borrowings under the Senior Credit Facility has increased and will continue to increase an additional 0.5% each quarter until Foster Wheeler Ltd. repays $100,000 of indebtedness under the Senior Credit Facility.

Amendment No. 4 to the Senior Credit Facility, entered into on October 30, 2003, modified certain definitions and representations to allow for the maintenance and administration of certain bank accounts of Foster Wheeler Ltd.

Amendment No. 5 to the Senior Credit Facility, entered into on May 14, 2004, amended and waived certain affirmative and negative covenants necessary to permit the exchange offer described elsewhere in this document as well as to allow for a reduction of $25,000 in Foster Wheeler Ltd.’s letter of credit facility. In consideration for the amendments and waivers obtained in this amendment, Foster Wheeler Ltd. is obligated to pay, on November 30, 2004, a fee equal to 1.25% of the lenders’ outstanding letter of credit exposure and a further fee equal to 0.75% of the lenders’ outstanding letter of credit exposure for each additional month thereafter through the expiration date of the Senior Credit Facility of April 2005.

Holders of Foster Wheeler Ltd.’s Senior Notes due November 15, 2005 have a security interest in the stock and debt of certain of Foster Wheeler LLC’s subsidiaries and on facilities owned by Foster Wheeler LLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the revolving portion of the Senior Credit Facility. As permitted by the Indenture, the term loan and the obligations under the letter of credit facility (collectively approximating $120,000 as of June 25, 2004) have priority to the Senior Notes in these assets while the security interest of the Senior Notes ranks equally and ratably with $69,000 of revolving credit borrowings under the Senior Credit Facility.

Foster Wheeler Ltd. finalized a sale/leaseback arrangement for an office building at its corporate headquarters in the third quarter of 2002. Under this arrangement, Foster Wheeler Ltd. leases the facility for an initial non-cancelable period of 20 years. The proceeds from the sale/leaseback were sufficient to repay the balance outstanding under a previous operating lease arrangement of $33,000 for a second corporate office building. The long-term capital lease obligation of $44,400 as of June 25, 2004 is included in capital lease obligations in Foster Wheeler Ltd’s condensed consolidated statement of financial position. Foster Wheeler Ltd. entered into a binding agreement in the first quarter 2004 to sell a second corporate office building. The sale closed in the second quarter 2004 and generated net cash proceeds of $16,400. Of this amount, 50% was used to prepay amounts outstanding under the term loan portion of the Senior Credit Facility in the second quarter 2004.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

In the third quarter of 2002, Foster Wheeler Ltd. entered into a receivables financing facility that matures on August 15, 2005 and is secured by a portion of certain of Foster Wheeler Ltd.’s domestic trade receivables. The facility operates through the use of a wholly owned, special-purpose subsidiary, Foster Wheeler Funding II LLC (“FW Funding”) as described below. FW Funding is included in the condensed consolidated financial statements of Foster Wheeler Ltd.

FW Funding is a party to a Purchase, Sale and Contribution Agreement (“PSCA”) with six of the Company’s wholly owned domestic subsidiaries. Pursuant to PSCA, FW Funding is obligated to purchase eligible trade receivables, as defined in the PSCA, from these companies and these companies are obligated to contribute as capital their ineligible trade accounts receivable as defined in the PSCA. FW Funding simultaneously entered into a Loan and Security Agreement with Foothill Capital Corporation and Ableco Finance Corporation LLC (“Lenders”). Under this agreement, FW Funding has the ability to borrow up to a maximum of $40,000 using eligible trade accounts receivable as collateral. FW Funding pays 10% interest on all outstanding borrowings. In addition, FW Funding pays a monthly fee on the unused line equal to 0.5% per annum of the maximum available amount less the average daily amount of borrowings during the preceding month. During the second quarter of 2004, Foster Wheeler Ltd. executed an agreement with the Lenders to lower the maximum borrowing availability to $30,000, effective May 28, 2004, thereby reducing future unused commitment fees incurred by FW Funding. The facility is subject to covenant compliance. The financial covenants commenced at the end of the first quarter of 2003 and include a senior leverage ratio and a minimum EBITDA level. Noncompliance with the financial covenants allows the lender to terminate the arrangement and accelerate any amounts then outstanding.

No borrowings were outstanding under this facility as of June 25, 2004 or December 26, 2003. As of June 25, 2004, FW Funding held $64,200 of trade accounts receivable, net of allowances. The borrowing amount available to Foster Wheeler Ltd. under this facility fluctuates daily, but Foster Wheeler Ltd. estimates that approximately $10,000 will be available during 2004. Foster Wheeler Ltd. has agreed to terminate this facility upon completion of the proposed exchange offer.

On January 26, 2004, Foster Wheeler Ltd.’s subsidiaries in the U.K. entered into a two-year revolving credit facility with Saberasu Japan Investments II B.V. in the Netherlands. The facility provides for up to $45,000 of revolving loans. The facility is secured by substantially all of the assets of these subsidiaries and is subject to covenant compliance. Such covenants include a minimum EBITDA level and a loan to EBITDA ratio. As of June 25, 2004, the facility remained undrawn.

Since January 15, 2002, Foster Wheeler Ltd. has exercised its right to defer payments on the junior subordinated debentures underlying the 9.00% Preferred Capital Trust I securities and, as a result, to defer payments on those securities. The aggregate liquidation amount of the trust preferred securities is $175,000. The Senior Credit Facility, as amended, requires Foster Wheeler Ltd. to defer the payment of the dividends on the trust preferred securities and no dividends were paid during the first two quarters of 2004. As of June 25, 2004, the amount of dividends deferred plus accrued interest approximates $47,700.

The Senior Credit Facility, the sale/leaseback arrangement, and the receivables financing arrangement have quarterly debt covenant requirements. Management’s forecast indicates that Foster Wheeler Ltd. will be in compliance with the debt covenants through April 2005, provided Foster Wheeler Ltd. successfully completes the equity for debt exchange offer. However, there can be no assurance that the actual financial results will match the forecasts or that Foster Wheeler Ltd. will comply with the covenants. If Foster Wheeler Ltd. violates a covenant under the Senior Credit Facility, the sale/leaseback arrangement, or receivables financing arrangement, repayment of amounts borrowed under such agreements could be accelerated. Acceleration of these facilities would result in a cross default under the following agreements: the Senior Notes, the Convertible Notes, the trust preferred securities, the Robbins Bonds and certain of the special-purpose project debt facilities, which would allow such debt to be accelerated as well. The total amount of Foster Wheeler Ltd. debt that could be accelerated is $913,700 as of June 25, 2004. Foster Wheeler Ltd. would not be able to repay amounts borrowed if the payment dates were accelerated. The debt covenants and the potential payment acceleration requirements raise substantial doubts about Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On November 14, 2003, Foster Wheeler Ltd. was de-listed from the New York Stock Exchange (“NYSE”) because it ceased to meet NYSE continued listing criteria. Foster Wheeler Ltd.’s common stock and 9.00% FW Preferred Capital Trust I securities are quoted and traded on the Over-the-Counter Bulletin Board (“OTCBB”).

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Under Bermuda law, the consent of the Bermuda Monetary Authority (“BMA”) is required prior to the transfer by non-residents of Bermuda of a Bermuda company’s shares. Since becoming a Bermuda company, Foster Wheeler Ltd. has relied on an exemption from this rule provided to NYSE-listed companies. Due to Foster Wheeler Ltd. being de-listed, this exemption is no longer available. To address this issue, Foster Wheeler Ltd. obtained the consent of the BMA to transfers between non-residents for so long as its shares continue to be quoted in the Pink Sheets or on the OTCBB. Foster Wheeler Ltd. believes that this consent will continue to be available.

3.	Purchase of FW Hungary Licensing Limited Liability Company

In December 2003, the Company acquired 100% of FW Hungary, previously a wholly owned subsidiary of FW Technologies Holding, LLC (“FW Tech Holding”), for approximately $50,000. The transaction was financed by issuing a $42,500 demand note payable bearing interest at 9% to FW Tech Holding and by issuing additional ownership interest in the Company with an approximate value of $7,500 to Perryville, in exchange for their respective 85% and 15% ownership interests in FW Hungary. The Company has reflected this transaction as a reorganization of companies under common control. Accordingly, the accompanying condensed consolidated financial statements have been revised to include the activity of FW Hungary in the condensed consolidated statements of financial position, results of operations and cash flows for all periods presented.

4.	Summary of Significant Accounting Policies

The condensed consolidating balance sheet as of June 30, 2004 and the related condensed consolidating statements of operations and cash flows for the six months ended June 30, 2004 and 2003 and the condensed consolidating statement of changes in shareholders’ deficit for the six months ended June 30, 2004 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal, recurring items except for specific items discussed herein. Interim results are not necessarily indicative of results for a full year. The condensed consolidating balance sheet as of December 31, 2003 was derived from the 2003 audited financial statements.

Principles of Consolidation — The condensed consolidated financial statements include the accounts of the Company and its wholly owned foreign subsidiary. All intercompany transactions and balances have been eliminated.

The Company’s fiscal year ends December 31.

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. The most significant estimates relate to the collection of notes, interest receivable and royalty income from affiliates and taxes.

Revenue Recognition — Revenue is recognized on the accrual basis. The Company’s primary source of revenue is interest income and royalty income from affiliated companies.

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid short-term investments purchased with original maturities of three months or less.

Accounts and Interest Receivable from Affiliates — Accounts receivable and interest receivable consists of amounts due from related parties (presented at net realizable value). See note 5.

Income Taxes — The Company files a tax return in Luxembourg. Income tax expense in the Company’s consolidated statement of operations has been calculated on a separate company basis for its subsidiary that files a tax return in its foreign jurisdiction. The Company has an agreement with the Luxembourg tax jurisdiction whereby the Company is required to pay a minimum tax. Provision is made for foreign income taxes payable by the Company’s subsidiary in Hungary at the statutory rate of 4% for the six months ended June 30, 2004 and 3% for the six months ended June 30, 2003. New Hungarian legislation enacted in December 2003 increased the statutory rate to 4% from 3% effective January 1, 2004. In addition, royalty income from foreign sources of the Company’s subsidiary is subject to foreign tax withholding.

Deferred income taxes are provided on a liability method whereby deferred tax assets/liabilities are established for the difference between financial reporting and income tax basis of assets and liabilities, as well as operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets were adjusted to reflect the increase in the Hungarian tax rates described above.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

5.	Related Party Transactions

The Company acquired $405,000 of notes receivable from various affiliated companies through assignment by FWLLC on May 25, 2001. The notes were at interest rates ranging from 7.00% to 8.50%. In exchange for these notes, the Company assumed the obligation to finance $405,000 of FWLLC’s debt and the related carrying charges. The debt was at interest rates ranging from 6.75% to 9.00%.

On April 1, 2003, the Company transferred $205,000 of its notes receivable and $205,000 of its notes payable back to FWLLC. The interest rate on the remaining notes receivable was also changed to 6.85% per annum on April 1, 2003. The balance of the note payable bears interest at 6.75% per annum. The $200,000 debt matures on November 15, 2005.

Interest income on the notes receivable recognized for the six months ended June 30, 2004 and 2003 amounted to $6,926 and $11,394 respectively. Interest receivable on those notes amounted to $9,172 and $2,491 as of June 30, 2004 and December 31, 2003, respectively. Reflected in the condensed consolidated balance sheet, due to the uncertainty of collection based on the going concern issue addressed in Note 2, the Company reduced intercompany interest receivable from U.S. affiliates and charged accumulated deficit. A charge/(credit) to accumulated deficit was recorded in the amounts of $0 and $(260) for the periods ended June 30, 2004 and December 31, 2003, respectively, to reflect the excess of interest receivable over interest payable to affiliates. See below for a discussion of the Company’s credit risk.

Interest expense on the notes payable recognized for the periods ended June 30, 2004 and 2003 amounted to $14,556 and $11,420 respectively. Interest payable to FWLLC as of June 30, 2004 and December 31, 2003 was $11,194 and $3,447, respectively.

The Company is required to fund its obligation to FWLLC only to the extent it collects amounts due on its notes receivable from affiliates. See Note 2 for contingencies associated with the affiliates’ ability to repay the debt. To the extent that any amounts of the notes receivable become uncollectible, FWLLC agrees to assume the obligation of the Company pursuant to the Note Transfer and Debt Assumption Agreement dated May 25, 2001. In addition, the Company agrees to the extent the obligation for the notes payable is reduced for whatever reason, the Company’s rights to those notes receivable will correspondingly be transferred to FWLLC. As a result, the Company has no credit risk relating to the notes receivable.

The Company made an investment in Foster Wheeler Licensing Services G.P. of $190,000 on December 22, 2000 in exchange for a $190,000 note payable. Foster Wheeler Licensing Services G.P. held $190,000 Licensed Property (“LP”) that includes Intellectual Property, Confidential Information, Licensing Rights, and Marketing Intangibles of Foster Wheeler Ltd. On May 18, 2001, Foster Wheeler Licensing Services G.P. was dissolved and the Company acquired the LP in exchange for its ownership interest, although for tax purposes, the LP was considered as sold to the Company effective December 22, 2000. The LP transaction has been recorded as a transfer between entities under common control. Accordingly, the LP transferred has been recorded at the affiliate’s recorded amount of $0, effective December 22, 2000. The note payable bears interest at an annual rate of 9.0%. For the six months ended June 30, 2004, and 2003, interest expense was $0, and $8,550 respectively. Unpaid interest at June 30, 2004 and December 31, 2003 was $95, and $1,505, respectively.

The Company enters into licensing agreements as a Licensor of LP to certain foreign affiliates of Foster Wheeler Ltd. The affiliates pay a royalty to the Company based on an agreed upon range of between 1.0% and 4.0% of the affiliates current year net revenues (operating revenues less intercompany revenues). These agreements are for one-year periods with the right of extension and revision. Royalty income is calculated and billed on a quarterly basis. For the six months ended June 30, 2004 and 2003 royalty income was $12,766 and $10,975, respectively.

Accounts receivable from affiliates at June 30, 2004 and December 31, 2003 includes unpaid royalty fees of $5,530 and $389, respectively.

On January 1, 2001, the Company entered into a Cost Sharing Agreement with certain Foster Wheeler affiliates to share their collective knowledge and to jointly develop Intangible Property. The costs of developing this property allocable to the Company shall be fifty percent of the pretax net expenses of the affiliates for the year. The agreement is effective for five years and shall automatically renew for additional two-year terms unless the Company or affiliates give thirty days notice prior to the end of the term or any renewal term. The amount of costs incurred under this agreement for the six months ended June 30, 2004 and 2003 was $260 and $266, respectively. As of June 30, 2004 and December 31, 2003, $584 and $532, respectively, were payable to affiliates pursuant to this agreement.

FINANCIAL SERVICES S.a.r.l. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Foster Wheeler, Inc., an indirectly wholly owned subsidiary of Foster Wheeler Ltd., acts as a banking agent to the Company, managing cash and financing requirements as needed by the Company, and charges interest on advances made to the Company, if any.

All of the related party transactions discussed above are eliminated in the Foster Wheeler Ltd. and Subsidiaries Condensed Consolidated Balance Sheet as of June 25, 2004 and December 26, 2003 and the related Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss) and Cash Flows for the six months ended June 25, 2004 and June 27, 2003.

The Management of Foster Wheeler Ltd. has considered whether there are any costs borne by affiliates of the Company that should be allocated to the Company and has determined that these costs, if any, are immaterial.

6.	Income Taxes

The difference between the statutory and effective tax rate for the six months ended June 30, 2004 and 2003 is predominately due to differences in foreign tax rates, foreign withholding taxes and nondeductible losses. The effective tax rate for the six months ended June 30, 2004 and 2003 is 6.4% and 25.4%, respectively. The variance in the effective tax rate for the six months ended June 30, 2004 compared with the six months ended June 30, 2003 is due to an increase in pre-tax income in 2004 compared to 2003 while foreign withholding taxes were relatively comparable in the same periods presented.

7.	Security Pledged as Collateral

FWLLC has issued $200,000 Notes in the public market which bear interest at a fixed rate of 6.75% (the “6.75% Notes”). Holders of the 6.75% Notes due November 15, 2005 have a security interest in the stock and debt of FWLLC’s subsidiaries and on facilities owned by FWLLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the Senior Credit Facility. This security interest includes the stock and debt of the Company. The Term Loan and the obligations under the letter of credit facility (collectively approximately $120,000 at June 25, 2004) have priority to the 6.75% Notes in these assets while the security interest of the 6.75% Notes ranks equally and ratably with $69,000 of revolving credit borrowings under the Senior Credit Facility.